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                                                                     EXHIBIT 4.2

                          CERTIFICATE OF CANCELLATION
                           OF LIMITED PARTNERSHIP OF
                   DATRONIC EQUIPMENT INCOME FUND XVII, L.P.


         The undersigned, desiring to cancel the Certificate of Limited Partnership of DATRONIC EQUIPMENT INCOME FUND XVII, L.P., pursuant to the provisions of Section 17-203 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:
         1. The Certificate of Limited Partnership was filed in the Office of the Secretary of State of the State of Delaware on May 12, 1988.
         2. The reason for cancellation is as follows: The General Partner, having wound up the affairs, distributed the assets and made provision for claims and obligations, dissolution of the limited partnership was effective as of December 31, 2001.
         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of Limited Partnership on May 6, 2002.

                                           LEASE RESOLUTION CORPORATION
                                           General Partner



                                           By:  /s/ Donald D. Torisky
                                                ------------------------------
                                                    Donald D. Torisky, President